Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Operating Revenues:
Electric	$1,423	$1,229	$6,267	$5,585
Gas	384	391	1,279	1,295
Total operating revenues	1,807	1,620	7,546	6,880

Operating Expenses:
Fuel	303	242	1,167	1,018
Purchased power	281	254	1,387	1,150
Gas purchased for resale	278	290	900	931
Other operations and maintenance	439	415	1,688	1,556
Depreciation and amortization	167	176	681	661
Taxes other than income taxes	86	89	381	391
Total operating expenses	1,554	1,466	6,204	5,707
Operating Income	253	154	1,342	1,173

Other Income and Expenses:
Miscellaneous income	23	21	77	50
Miscellaneous expense	-	-	(10)	(4)
Total other income	23	21	67	46

Interest Charges	107	96	423	350

Income Before Income Taxes, Minority Interest and Preferred
Dividends of Subsidiaries	169	79	986	869

Income Taxes	51	11	330	284

Income Before Minority Interest and Preferred Dividends of Subsidiaries	118	68	656	585

Minority Interest and Preferred Dividends of Subsidiaries	10	7	38	38

Net Income	$108	$61	$618	$547

Earnings per Common Share - Basic and Diluted	$0.52	$0.30	$2.98	$2.66

Average Common Shares Outstanding	208.1	206.3	207.4	205.6

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Year Ended
	December 31,
	2007	2006
Cash Flows From Operating Activities:
Net income	$618	$547
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	(8)	(60)
Gain on sale of non-core properties	(3)	(37)
Depreciation and amortization	735	656
Amortization of nuclear fuel	37	36
Amortization of debt issuance costs and premium/discounts	19	15
Deferred income taxes and investment tax credits, net	(28)	91
Minority interest	27	27
Other	12	13
Changes in assets and liabilities:
Receivables	(320)	91
Materials and supplies	(88)	(75)
Accounts and wages payable	20	(85)
Taxes accrued	21	(72)
Assets, other	25	(103)
Liabilities, other	8	138
Pension and other postretirement obligations, net	27	97
Net cash provided by operating activities	1,102	1,279

Cash Flows From Investing Activities:
Capital expenditures	(1,381)	(992)
CT acquisitions	-	(292)
Proceeds from sales of non-core properties, net	13	56
Nuclear fuel expenditures	(68)	(39)
Purchases of securities - nuclear decommissioning trust fund	(142)	(110)
Sales of securities - nuclear decommissioning trust fund	128	98
Purchases of emission allowances	(24)	(42)
Sales of emission allowances	5	71
Other	1	(16)
Net cash used in investing activities	(1,468)	(1,266)

Cash Flows From Financing Activities:
Dividends on common stock	(527)	(522)
Capital issuance costs	(4)	(4)
Short-term debt, net	860	419
Dividends paid to minority interest	(21)	(28)
Redemptions, repurchases and maturities:
Long-term debt	(488)	(164)
Preferred stock	(1)	(1)
Issuances:
Common stock	91	96
Long-term debt	674	232
Net cash provided by financing activities	584	28

Net Change In Cash and Cash Equivalents	218	41
Cash and Cash Equivalents at Beginning of Year	137	96

Cash and Cash Equivalents at End of Year	$355	$137

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31,	December 31,
	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$355	$137
Accounts receivable - trade	570	418
Unbilled revenue	359	309
Miscellaneous accounts and notes receivable	280	160
Materials and supplies	735	647
Other current assets	181	203
Total current assets	2,480	1,874
Property and Plant, Net	15,069	14,286
Investments and Other Assets:
Nuclear decommissioning trust fund	307	285
Goodwill	831	831
Intangible assets	198	217
Other assets	685	654
Regulatory assets	1,158	1,488
Total investments and other assets	3,179	3,475

TOTAL ASSETS	$20,728	$19,635

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$221	$456
Short-term debt	1,472	612
Accounts and wages payable	687	671
Taxes accrued	84	58
Other current liabilities	438	406
Total current liabilities	2,902	2,203
Long-term Debt, Net	5,691	5,285
Preferred Stock of Subsidiary Subject to Mandatory Redemption	16	17
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,046	2,144
Accumulated deferred investment tax credits	109	118
Regulatory liabilities	1,240	1,177
Asset retirement obligations	562	549
Accrued pension and other postretirement benefits	839	1,065
Other deferred credits and liabilities	354	283
Total deferred credits and other liabilities	5,150	5,336
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	22	16
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,604	4,495
Retained earnings	2,110	2,024
Accumulated other comprehensive income	36	62
Total stockholders' equity	6,752	6,583

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,728	$19,635